                                                                    EXHIBIT 10.1

                             BUY AND SELL AGREEMENT
                                FOR VACANT LAND

Office of Investment Property Associates, Inc., REALTOR, Grand Haven, Michigan
Phone: 616-846-6900               Fax:  616-846-9251

1. AGENCY. The Selling Broker/Salesperson is acting as (check one):  X  Agent of
the Buyer     Dual Agent (with written, informed consent of both Buyer and
Seller)     Other (specify):    .

2. BUYER'S OFFER. The undersigned ("Buyer") offers and agrees to purchase the vacant land (and all appurtenances) located in the City of Norton Shores, Muskegon County, Michigan, which is legally described as set forth on EXHIBIT A, attached hereto and made a part hereof (the "Premises"). This Agreement shall be binding on both parties on the date of Seller's acceptance of Buyer's offer or on the date of Buyer's acceptance of Seller's counter-offer, if any, which date shall hereinafter be referred to as the "Execution Date".

3. PURCHASE PRICE.

     a. Amount. The Purchase Price for the Premises is Eight Hundred Forty Thousand and no/100 Dollars ($840,000.00).

     b. Terms of Payment. Buyer shall pay the full Purchase Price to Seller upon execution and delivery of a warranty deed and performance by Seller of the closing obligations specified in this Agreement.

4. CONTINGENCY PERIOD AND EXTENSIONS. The Contingency Period hereunder shall be 120 days from the Execution Date of this Agreement. However, the Buyer may elect to extend the Contingency Period (and the time period for the Buyer to satisfy those contingencies specified in paragraphs 21 and 22(e) hereof) as follows:

     a.  Buyer shall be entitled to extend the Contingency Period for one thirty
         (30) day period by delivering to the Seller and the Escrow Agent a notice extending the Contingency Period, and to the Escrow Agent a check in the amount of Thirty Thousand and No/100 Dollars ($30,000.00).

     b. Buyer may extend the Contingency Period by a second thirty (30) day period by delivering to the Seller and the Escrow Agent, prior to the expiration of the Contingency Period (as extended), a notice extending the Contingency Period, and to the Escrow Agent a check in the amount of Thirty Thousand and No/100 Dollars ($30,000.00).

     c. If the transaction described herein does not close for any reason other than Seller's default, then each of the Thirty Thousand and No/100 Dollar ($30,000.00) payments described in this paragraph 4 shall be non-refundable to the Buyer and shall be paid to the Seller as of the expiration or termination of this Agreement. If the transaction does close, then each such payment shall apply to the Purchase Price.

5. PROVISION OF DILIGENCE AND LAND DIVISION. Within ten (10) days after the Execution Date hereof, Seller shall provide to Buyer all information in Seller's possession or control relating to the Premises, including but not limited to the following: title information, tax information, surveys, environmental site assessments or information, restrictive covenant information, association information, easements, contracts and agreements relating to the Premises, drainage information, utility information, and zoning information. Furthermore, if a land division approval is required under the Michigan Land Division Act, Seller agrees to apply for such division at Seller's expense within ten (10) days after the Execution Date, and Buyer's obligations hereunder shall be contingent upon Seller's obtaining of such split approval within forty-five (45) days after the Execution Date.

6. PROPERTY TAXES. Seller shall pay property taxes and installments of special assessment first billed before the closing. Property taxes for the current year will be prorated on a calendar year basis as if paid in arrears (so that all taxes billed or to be billed in the year of closing shall be deemed to apply to such calendar year). Calendar year tax levies will be estimated, if necessary, using taxable value on the day of closing, reduced to a per diem amount and prorated to the day of closing, with Seller paying for January 1 to day of closing. No post-closing adjustments shall be made due to inaccuracy of closing estimates of real estate taxes.

7. ASSESSMENTS. Buyer will assume or pay any assessment balance which remains after Seller pays for any assessment installments which are due and payable on or before the closing date.

8. TITLE INSURANCE AND SURVEY.

     a. Survey. An ALTA survey showing all encroachments and easements of record may be obtained by Buyer and at its cost. The survey shall be certified and acceptable to Buyer, and shall confirm that the Premises contains a minimum of 80,000 sq. ft.

     b. Title Insurance. Seller shall, at its expense, provide Buyer with a standard ALTA owner's policy of title insurance without standard exceptions in the amount of the Purchase Price, effective as of the date of closing. Seller shall provide to Buyer a commitment to issue such policy insuring marketable title vested in Buyer, including a tax status report, within ten (10) days after the Execution Date. The title commitment and title policy shall be effective as of the date of the closing, and shall include those endorsements requested by Buyer. Seller shall pay for the cost of the title policy and title commitment, except that Buyer shall pay the costs of the endorsements.

     c. Defects. If the title commitment or survey disclose any exception, condition or encroachment not acceptable to Buyer in its sole discretion, Buyer may give Seller notice of such unacceptable condition within sixty (60) days following the Execution Date. Seller shall then have thirty (30) days to correct same, to Buyer's satisfaction, at Seller's cost. If Seller is unable or unwilling to do so, or fails to do so, Buyer may terminate this Agreement, have its deposit returned to it, and neither Buyer nor Seller shall have any further obligation hereunder. Buyer shall be deemed to have waived this right if Buyer fails to notify the Seller of any objections within sixty (60) days following the Execution Date. However, notwithstanding anything to the contrary herein, if an unacceptable exception, condition, or encroachment first arises after the date of the survey or title commitment, then Buyer may give notice to the Seller of such unacceptable condition during the period sixty (60) days after Buyer's first notice thereof, and in such event, the parties' rights as specified above in this paragraph 8(c) (including Seller's right to cure for thirty (30) days thereafter and Buyer's right to terminate in the absence of a cure) shall apply separately with respect to such new condition.

9. CONVEYANCE. Upon performance by Buyer of the closing obligations specified in
Section 16 below, Seller shall convey the Premises to Buyer by warranty deed (with 100% of Seller's division rights under the Michigan Land Division Act), subject only to those easements and building and use restrictions of record to which Buyer has not objected under Section 8.

10. WARRANTIES OF SELLER. Except as otherwise provided or acknowledged in this Agreement, Seller represents and warrants to, and agrees with Buyer as follows:

     a. Seller's interest in the Premises shall be transferred to Buyer on the closing date, free from liens, encumbrances and claims of others.

     b. The performance of the obligations of Seller under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order of judgment applicable to Seller or the Premises.

     c. There is no claim, dispute, litigation or proceeding pending, or to Seller's knowledge threatened, against or involving Seller or the Premises, and Seller does not know or have reason to know of any ground for any such litigation or proceeding which could have an adverse impact on Buyer or Buyer's title to and use of the Premises, before or after closing.

     d. Seller has no knowledge of the presence on the Premises of any toxic or hazardous substances or of any underground storage tanks.

     e. There are no pending or threatened condemnation proceedings against the whole or any part of the Premises.

     f. There is no pending or proposed special assessment affecting or which may affect the Premises or any part of the Premises.

     g. With respect to underlying land contracts or purchase money mortgages, the sale will not accelerate indebtedness, increase interest rates, or impose penalties and sanctions.

     h. Seller, through the person(s) executing this Agreement, has full power and authority to enter into, and to assume and perform all the obligations arising under this Agreement.

     i. Seller has and can deliver to Buyer good and marketable title to the Premises, subject only to those exceptions permitted by this Agreement,

     j. All necessary action to approve, execute, deliver, and perform this Agreement has been taken by Seller, and this Agreement is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. All representations and warranties made herein shall be deemed to be reaffirmed at the closing and shall survive the closing, nor shall such representations and warranties be merged in the execution and delivery of any deed or document of conveyance or assignment, notwithstanding the lack of reference to said survival in said documents, nor shall the survival of said representations and warranties be affected by any investigation, verification or approval by any party hereto or by anyone acting on behalf of any such party.

11. WARRANTIES OF BUYER. Except as otherwise provided for in this Agreement, Buyer represents and warrants to Seller that:

     a. The performance of Buyer's obligations under this Agreement will not violate any contract, indenture, statute, ordinance, judicial or administrative order or judgment applicable to Buyer.

     b. There is no litigation or proceeding pending, or to Buyer's knowledge threatened, against or involving Buyer, and Buyer does not know or have reason to know of any ground for any such litigation or proceeding which could have an adverse impact on Seller or Seller's interests under this Agreement.

12. CONDEMNATION. If between the Execution Date and the closing date, all or any part of the Premises is taken pursuant to any power of eminent domain, Seller shall immediately notify Buyer of such occurrence, and either party may terminate this Agreement by written notice to the other within 15 days after the date of the taking. If neither party elects to terminate this Agreement, there shall be no reduction of the Purchase Price and at closing Seller shall assign to Buyer whatever rights Seller may have with respect to any eminent domain award.

13. CLOSING. The closing shall be held no later than the date ten (10) days following the expiration of the Contingency Period. If the parties do not agree otherwise, the closing shall be held at 10:00 a.m. on the date ten (10) days following the expiration of the Contingency Period, at the Grand Haven office of Transnation Title Insurance Company.

14. RIGHT OF ENTRY; POSSESSION. After the Execution Date, Buyer and its agents shall have the right to enter upon the Premises for purposes of inspections and tests; provided, however, that such inspections and testing shall not cause physical damage to the Premises. Seller shall tender possession of the Premises to Buyer at closing.

15. SELLER'S CLOSING OBLIGATIONS. At closing, Seller shall deliver the following to Buyer:

     a.  The warranty deed.

     b. Any other documents required by this Agreement to be delivered by Seller.

16. BUYER'S CLOSING OBLIGATIONS. At closing, Buyer shall deliver to Seller the following:

     a. The Purchase Price, paid by cashier's check or other immediately available funds, as adjusted by the apportionments and assignments in accordance with this Agreement.

     b. Any other documents required by this Agreement to be delivered by Buyer.

17. ACCEPTANCE; EARNEST MONEY. Buyer gives Seller until 5:00 p.m. on the date three (3) days after the date of Buyer's execution of this Agreement to accept this offer. Buyer shall deposit $25,000.00 with Transnation Title Insurance Company ("Escrow Agent") by 5:00 p.m. on the second business day following the Execution Date, evidencing Buyer's good faith, to be held by Escrow Agent and to apply on the Purchase Price. If this offer is not accepted or the title is not marketable or if any Buyer contingency herein is not satisfied or waived, this deposit shall be promptly refunded upon Buyer's request.

18. DISCLOSURE OF PRICE AND TERMS. The Purchase Price and the terms of this sale may be disclosed by the Grand Rapids Association of REALTORS in the ordinary conduct of its business. Deletion of this paragraph shall not be considered a counter-offer which would require a counter-acceptance,

19. CREDIT REPORTS. Buyer agrees that REALTOR may give Seller information about Buyer contained in a credit report which may be furnished to REALTOR by a reporting agency.

20. ADVICE OF COUNSEL. Buyer acknowledges that REALTOR has recommended that Buyer retain an attorney to review this Agreement, pass upon marketability of title, ascertain that the terms of the sale are adhered to before the transaction is closed and advise with respect to the provisions in Section 21 hereof.

21. ENVIRONMENTAL NOTICE AND PROVISIONS. There are numerous federal, state and local laws and regulations which are intended to control and/or correct environmental contamination. These laws and regulations may expose owners, tenants, buyers and other users of property to liability for damages and/or clean-up costs occasioned by environmental contamination, regardless of fault and regardless of when in time the contamination occurred. The costs associated with the clean-up of environmental contamination can be substantial. Accordingly, it is prudent for each party to a real estate transaction (whether seller, buyer, landlord or tenant) to seek legal and technical counsel from professionals experienced in such matters so that each may be better apprized of their respective rights and responsibilities with respect to environmental contamination. Especially is such counsel to be sought where a party has reason to believe that hazardous wastes or substances may have been or are now used, stored, handled or disposed of on the Premises, or underground storage tanks were or now are present on the Premises.

No real estate broker or salesperson involved in this transaction possesses the expertise necessary to assess environmental risks or to determine the presence of environmental contamination. The real estate brokers/salespersons involved in this transaction do not make independent investigations as to environmental contamination with respect to any property, nor do they make any representation regarding the presence or absence, now or in the past, of hazardous waste or substances, or underground storage tanks on the Premises, nor with respect to any environmental conditions affecting the Premises.

The term "hazardous wastes or substances" as used in this Section includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds asbestos, PCBs, and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property and this notice therefore applies to any transaction involving any type of real property, whether improved or unimproved.

The Buyer's obligations hereunder shall be contingent upon Buyer's review and approval of the environmental condition of the Premises. Buyer shall be entitled, at its expense, to conduct any environmental investigations and diligence as desired by the Buyer, including a baseline environmental assessment or due care plan (either of which the Buyer may elect to submit for acceptance by the Michigan Department of Environmental Quality). Buyer shall have one hundred twenty (120) calendar days after the Execution Date to exercise its right to terminate this Agreement due to the environmental condition of the Premises, otherwise it shall be deemed to have been waived.

22. CONTINGENCIES. Buyer's obligation to close the transaction contemplated hereby is subject to and conditioned upon the following contingencies (in addition to the contingencies specified elsewhere in this Agreement), all of which shall be satisfied or waived in Buyer's sole discretion and at Buyer's sole cost. Buyer shall have the specified number of calendar days after the Execution Date to exercise its right to terminate this Agreement due to a failure of any of these contingencies, otherwise such contingency shall be deemed to have been waived.

     a.  Buyer's Board of Directors approval. 45 days.

     b.  Wetland report. 45 days.

     c.  Title Commitment and Survey. 60 days.

     d. Buyer's investigation of site feasibility for intended use and Buyer's site plan design. 90 days.

     e. Environmental conditions and governmental approvals for Buyer's intended use, including zoning approvals and all banking-related regulatory approvals from ail relevant governmental agencies or departments. 120 days.

23. OTHER PROVISIONS. This Agreement is subject to the following additional terms:

     a. Assignment. Buyer may assign its interest in this Agreement without prior consent of Seller. Buyer shall, coincident with such assignment, provide a copy of the assignment instrument to Seller, which instrument shall provide that the assignee assumes and agrees to perform Buyer's obligations hereunder.

     b. Rezoning. Seller agrees to cooperate with Buyer in application to re-zone the Premises for Buyer's intended use and in obtaining any other required governmental approvals including, but not limited to, site plan approval, provided that Buyer shall pay all out-of-pocket costs in connection with such applications and approvals.

     c. Brokers. The Buyer and Seller agree that Seller shall pay to Seller's Realtor a brokerage fee of three and one-half percent (3-1/2%) of the Purchase Price. Buyer shall be responsible for all brokerage fees due to Investment Property Associates, Inc. Buyer and Seller indemnify each other against any losses or liabilities arising from claims of the other's broker.

     d. Allocation of Costs. Buyer and Seller shall each share one-half (1/2) of any charges of Transnation Title Company in connection with the closing of the transaction hereunder. Buyer shall pay for the recording of the warranty deed. Seller shall pay all state and local transfer taxes arising out of this transaction. Seller shall pay for the recording of any documents necessary to clear the title at the closing.

     e. Specific Performance. If Seller defaults, Buyer shall be entitled to the remedy of specific performance, in addition to any other legal or equitable remedies available to Buyer.

24. INDEX OF EXHIBITS.

         EXHIBIT A        Legal Description          [Reference Section 2]

25. NOTICES. Unless otherwise stated in this Agreement, a notice required or permitted by this Agreement shall be sufficient if in writing and either delivered personally or by certified mail or other form of documentable delivery addressed to the parties at their addresses specified in the proximity of their signatures below. Any notices given by mail shall be deemed to have been given as of the date of the postmark.

26. ADDITIONAL ACTS. Buyer and Seller agree to execute and deliver such additional documents and to perform such additional acts as may become necessary to effectuate the transfers contemplated by this Agreement.

27. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the sale of the Premises. All contemporaneous or prior negotiations have been merged into this Agreement. This Agreement may be modified or amended only by written instrument signed by the parties to this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

28. BUYER'S ACKNOWLEDGEMENT. By signing below, Buyer acknowledges having read and received a copy of this Agreement.

Dated: July 19, 2004                        COMMUNITY SHORES BANK, a
                                            Michigan banking corporation

                                            By: /s/ Heather Brolick
                                                --------------------------
                                                Heather Brolick
                                            Its President
Buyer's Address:                            1030 W. Norton Avenue
                                            Muskegon, MI 49441
                                            Phone No. (Bus): 231-780-1845
Federal Identification Number:

--------------------------------------------------------------------------------
SELLER'S ACCEPTANCE

29. The above offer is hereby accepted SUBJECT TO TERMS OF COUNTER OFFER
                                       ---------------------------------------
By signing below, Seller acknowledges having read and received a copy of this Agreement.



Dated: 7/21, 2004                    Norton Shores Hotel LLC
                                     ----------------------
                                     Seller [ILLEGIBLE]

                                     /s/ John Mann
                                     --------------------
                                     Seller
Seller's Address:                    Phone No. (Res):
                                     Phone No. (Bus):
Note: Please sign as you wish your name to appear on the final papers. Seller(s) Social Security Number or Federal Identification Number:
Seller gives REALTOR above named until________am/pm,________________, 200____to obtain Buyer's written acceptance of counter offer, if any.


--------------------------------------------------------------------------------
BUYER'S RECEIPT OF ACCEPTANCE
30. Buyer acknowledges receipt of Seller's acceptance of Buyer's offer. If the acceptance was subject to changes from Buyer's offer, Buyer agrees to accept those changes, all other terms and conditions remaining unchanged.


Dated: 7/26, 2004 3pm                /s/ Heather D. Brolick
                                     ----------------------
                                     Buyer Its President


                                     ----------------------
                                     Buyer



--------------------------------------------------------------------------------
SELLER'S RECEIPT OF ACCEPTANCE

31. Seller acknowledges receipt of a copy of Buyer's acceptance of the counter-offer (if Seller made a counter-offer).

Dated: 8/2, 2004                     Norton Shores Hotel LLC
                                     -----------------------
                                     Seller

                                     by /s/ John Mann
                                     -----------------------
                                     Seller

                                    EXHIBIT A
                               LEGAL DESCRIPTION


OUTLOT E

PART OF THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 9 NORTH, RANGE 16 WEST, CITY OF NORTON SHORES, MUSKEGON COUNTY, MICHIGAN, MORE EXACTLY DESCRIBED AS
FOLLOWS: COMMENCING AT THE SOUTHEAST SECTION CORNER OF SAID SECTION 21: THENCE NORTH 88 degrees24'59" WEST ALONG THE SOUTH LINE OF SAID SECTION, 50.00 FEET:
THENCE NORTH 01"36'54" EAST BEING PARALLEL TO THE EAST LINE OF SAID SECTION,
33.00 FEET TO THE POINT OF BEGINNING: THENCE NORTH 88 degrees24'59" WEST BEING PARALLEL TO SAID SOUTH LINE 267.49 FEET TO A POINT OF INTERSECTION WITH A NON-TANGENT CURVE, SAID CURVE HAVING A RADIUS OF 71.24 FEET AND A CENTRAL ANGLE OF 25 degrees40'20": THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE TO THE RIGHT A DISTANCE OF 31.92 FEET, SAID ARC SUBTENDED BY AN CHORD WHICH BEARS NORTH 11 degrees11'38" WEST A DISTANCE OF 31.64 FEET TO AN INTERSECTION WITH A NON-TANGENT LINE: THENCE NORTH 01 degrees39'28" EAST 287.00 FEET: THENCE SOUTH 88 degrees20'32" EAST, 274.29 FEET: THENCE SOUTH 01 degrees36'54" WEST BEING PARALLEL TO SAID EAST LINE, 317.50 FEET TO THE POINT OF BEGINNING: CONTAINING
2.00 ACRES OF LAND, MORE OR LESS, AND SUBJECT TO A 10.0 FOOT UTILITY EASEMENT OVER THE WEST 10.00 FEET OF THE ABOVE DESCRIBED PARCEL: AND ALSO SUBJECT TO A
30.00 FOOT COUNTY DRAIN EASEMENT DESCRIBED AS FOLLOW: PART OF THE SOUTHEAST QUARTER OF SECTION 21, TOWNSHIP 9 NORTH, RANGE 16 WEST, CITY OF NORTON SHORES, MUSKEGON COUNTY, MICHIGAN MORE EXACTLY DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHEAST SECTION CORNER OF SAID SECTION 21: THENCE NORTH 88 24'59" WEST ALONG THE SOUTH LINE OF SAID SECTION, 50.00 FEET: THENCE NORTH 01 degrees36'54" WEST BEING PARALLEL TO THE EAST LINE OF SAID SECTION, 33.00 FEET TO THE POINT OF
BEGINNING: THENCE NORTH 88 degrees24'59" WEST BEING PARALLEL TO SAID SOUTH LINE, 1252.14 FEET: THENCE NORTH 02 degrees32'06" EAST, 30.00 FEET: THENCE SOUTH 88 degrees24'59" EAST BEING PARALLEL TO SAID SOUTH LINE, 1210.20 FEET: THENCE NORTH 49 degrees18'20" EAST, 15.49 FEET: THENCE NORTH 01 degrees36'54" EAST BEING PARALLEL TO SAID EAST LINE, 606.27 FEET: THENCE SOUTH 8822'02" EAST, 30.00 FEET:
THENCE SOUTH 01 degrees36'54" WEST BEING PARALLEL TO SAID EAST LINE, 646.66
FEET TO THE POINT OF BEGINNING.

                     GREATER LANSING ASSOCIATION OF REALTORS
                    COUNTER OFFER TO BUY AND SELL AGREEMENT

                    2 ACRE PAD SITE, MT. GARFIELD AND HARVEY
                            NORTON SHORES, MICHIGAN
                             -----------------------
           (Sec Exhibit A of Buy and Sell Agreement Referenced below)

This Agreement to be part of and incorporated into the Buy and Sell contract between COMMUNITY SHORES BANK, a Michigan banking corporation, as BUYER and NORTON SHORES HOTEL, L.L.C., a Michigan limited liability company, as SELLER dated July 19, 2004, regarding the above-captioned property.

--------------------------------------------------------------------------------
                                                            Date: July 21, 2004

The above-referenced Buy and Sell Contract is amended as follows:

(1)      Paragraph 3: Purchase Price amount is to be $875,000.00.

(2) Paragraph 4 shall be changed to 90 days from 120 days (sub-Paragraphs A, B and C shall remain as written.

(3) Paragraph 6 shall have the following language inserted...using taxable value on the day of closing "MULTIPLIED BY THE RATIO OF THE CURRENT TAXABLE VALUE OVER THE PREVIOUS YEAR'S TAXABLE VALUE AND MULTIPLIED BY THE PREVIOUS YEAR'S TAX BILL" reduced to a per diem amount...

(4)      Paragraph 10 shall be amended as follows: (A) (F) and (G) deleted and
         (C), (E) and (I) will be headed by the words "To Seller's knowledge".

(5)      Paragraph 11: Add the language from Item 10(J) as new item 11 (C).


(6)      Paragraph 22(E) shall be changed to 90 days from 120 days.


(7) The deed conveyed will restrict the use of the property as a lodging or hotel facility. The attached Exhibit B will become a part of this Buy and Sell Agreement.

 ALL OTHER TERMS AND CONDITIONS REMAINING UNCHANGED.

BUYER'S ACCEPTANCE OF MY COUNTER OFFER MADE BY SELLER WILL BE BINDING ON THE SELLER ONLY WHEN AND IF THE SELLER SIGNS BELOW ACKNOWLEDGING RECEIPT BY SELLER OF A COPY OF THE BUYER'S ACCEPTANCE OF SELLER'S COUNTER OFFER. IF SELLER RECEIVES MULTIPLE OFFERS OR MULTIPLE ACCEPTANCES OF COUNTER OFFERS PRIOR TO WRITTEN ACKNOWLEDGMENT BY SELLER OF AN ACCEPTED COUNTER OFFER, SELLER WILL BE ENTITLED TO CHOOSE CONCLUSIVELY THE TRANSACTION BY WHICH SELLER WILL BE BOUND.


THIS COUNTER OFFER WILL BE VOID IF NOT ACCEPTED BY BUYER BY MONDAY, JULY 26, 2004 AT 5:00P.M.

--------------------------------------------------------------------------------


SELLER UNDERSTANDS THAT CONSUMMATION OF THE SALE OR TRANSFER OF THE PROPERTY DESCRIBED IN THIS AGREEMENT WILL NOT RELIEVE THE SELLER OR ANY LIABILITY THAT THE SELLER MAY HAVE UNDER THE MORTGAGE(S) OR OTHER INDEBTEDNESS(ES) TO WHICH THE PROPERTY IS SUBJECT UNLESS OTHERWISE AGREED TO BY THE LENDER OR REQUIRED BY LAW OR REGULATION.

RECEIPT IS ACKNOWLEDGED BY SELLER OF A COPY OF THIS COUNTER OFFER AGREEMENT.


                                        DATE July 21 2004, 4:00 A.M. OR P.M.
                                                                        ----


RECEIPT IS ACKNOWLEDGED BY SELLER OR BUYER OF A COPY OF THIS CONTRACT.
                           ------

                                           Norton Shores Hotel LLC
WITNESS /s/ [ILLEGIBLE]                 X  by /s/ John Mann            member
        ------------------------------     -----------------------------------


WITNESS                                 X
        ------------------------------     -----------------------------------




                                               Date 7/21 2004, 3:00 A.M. OR P.M.



--------------------------------------------------------------------------------
ACCEPTANCE OF THIS CONTRACT AND RECEIPT OF A COPY ARE ACKNOWLEDGED BY SELLER OR BUYER



WITNESS /s/ [ILLEGIBLE]                 X  /s/ Heather D. Brolick
        ------------------------------     -----------------------------------
                                               Its President

WITNESS                                 X
        ------------------------------     -----------------------------------

                                    EXHIBIT B


No Hotel Covenant: Buyer agrees and covenants that no hotel will be permitted or allowed to be constructed the Site. The deed from Seller shall contain a restrictive covenant running with the land that shall prohibit the construction or operation of a hotel, motel, or similar overnight accommodation in form acceptable to Seller.



[HB]
7/26/04